Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of December 14, 2022.

COMPAGNIE MARITIME BELGE NV

By:	/s/ Ludovic Saverys
Name:	Ludovic Saverys
Title:	Chief Financial Officer

SAVERCO NV

By:	/s/ Ludovic Saverys
Name:	Ludovic Saverys
Title:	Director

ALEXANDER SAVERYS

/s/ Alexander Saverys

LUDOVIC SAVERYS

/s/ Ludovic Saverys

MICHAEL SAVERYS

/s/ Michael Saverys